                                                                  Exhibit 99.10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors of Minnesota Life Insurance Company and
Contract Owners of Variable Annuity Account:

We consent to the use of our report, dated March 29, 2019, on the financial statements of the sub-accounts that comprise Variable Annuity Account of Minnesota Life Insurance Company as of December 31, 2018, included herein and to the reference to our firm under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

                                 /S/ KPMG LLP

Minneapolis, Minnesota
April 24, 2019

                        CONSENT OF INDEPENDENT AUDITORS

To the Board of Directors and Stockholder
Minnesota Life Insurance Company:

We consent to the use of our report dated April 2, 2019, with respect to the financial statements and supplementary schedules of Minnesota Life Insurance Company (the Company) included herein and to the reference to our firm under the heading "INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM" in Part B of the Registration Statement.

Our report relating to the Company's financial statements, dated April 2, 2019, states that the Company prepared its financial statements using statutory accounting practices prescribed or permitted by the Minnesota Department of Commerce (statutory accounting practices), which is a basis of accounting other than U.S. generally accepted accounting principles. Accordingly, our report states that the Company's financial statements are not intended to be and, therefore, are not presented fairly in accordance with U.S. generally accepted accounting principles and further states that those statements are presented fairly, in all material respects, in accordance with the statutory accounting practices.

                                 /s/ KPMG LLP

Minneapolis, Minnesota
April 24, 2019